UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	November 7, 2011

Federal Home Loan Bank of Des Moines
__________________________________________
(Exact name of registrant as specified in its charter)

Federally Chartered Corporation	000-51999	42-6000149
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

Skywalk Level, 801 Walnut Street -- Suite 200, Des Moines, Iowa		50309
(Address of principal executive offices)		(Zip Code)

Registrant's telephone number, including area code:	515-281-1000

Not Applicable
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02 Results of Operations and Financial Condition.

On November 10, 2011, the Federal Home Loan Bank of Des Moines (the "Bank") issued a member announcement to declare a regular cash dividend at an annualized rate of 3.00 percent. A copy of the member announcement is attached as Exhibit 99.1 to this Current Report.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On November 9, 2011, the Bank's board of directors (the “Board”) declared certain individuals elected in the Bank's 2011 election of directors (the “2011 Director Election”) with each term to commence January 1, 2012. The Board is comprised of member directors and independent directors who are elected by the Bank's members, as discussed under "Item 10 - Directors, Executive Officers, and Corporate Governance" of the Bank's 2010 Annual Report on Form 10-K filed with the Securities and Exchange Commission on March 18, 2011 (the “2010 Annual Report”).

After reviewing the results of the 2011 Director Election, the Board declared the following individuals elected as member directors:

Teresa J. Keegan, senior vice president and chief financial officer of Fidelity Bank, Edina, Minnesota. Ms. Keegan was elected to fill a member directorship designated for the State of Minnesota for a four-year term ending December 31, 2015.

Chris D. Grimm, president and chief executive officer of Iowa State Bank, Wapello, Iowa. Mr. Grimm, an incumbent director, was re-elected to fill a member directorship designated for the State of Iowa for a four-year term ending December 31, 2015. Mr. Grimm has served on the Board since January 1, 2010, and currently serves on the following Bank committees: Risk; Finance & Planning; and Business Operations & Technology (vice chair).

In addition, after reviewing the results of the 2011 Director Election, the Board declared the following individuals elected as independent directors:

John H. Robinson, chairman of Hamilton Ventures, LLC, Kansas City, Missouri. Mr. Robinson, an incumbent director, was elected to fill an independent directorship for a four-year term ending December 31, 2015. Mr. Robinson has served on the Board since May 14, 2007, and currently serves on the following Bank committees: Audit; Finance & Planning; and Human Resources & Compensation (vice chair). Mr. Robinson has been appointed to serve as chair of the Human Resources & Compensation Committee in 2012.

Ellen Z. Lamale, West Des Moines, Iowa. Ms. Lamale recently retired from her position as senior vice president and chief risk officer of The Principal Financial Group in March 2011. Ms. Lamale was elected to fill an independent directorship for a four-year term ending December 31, 2015.

Except as noted above, the 2012 Board committees on which the above individuals will be named to serve have not yet been determined as of the date of this filing.

The 2011 Director Election took place in accordance with the rules governing the election of Federal Home Loan Bank directors specified in the Federal Home Loan Bank Act (the "Bank Act") and the related Finance Agency regulations. For a description of the Bank's director election process, see "Item 10 - Directors, Executive Officers, and Corporate Governance" of the Bank's 2010 Annual Report.

Pursuant to the Bank Act and Finance Agency regulations, the Bank's member directors serve as officers or directors of a member of the Bank. The Bank is a cooperative and conducts business primarily with its members, who are required to own capital stock in the Bank as a prerequisite to transacting certain business with the Bank. Subject to the Bank Act and Finance Agency regulations, the Bank also issues consolidated obligations through the Office of Finance, maintains a portfolio of short-term and long-term investments, enters into derivative transactions, and provides certain cash management and other services; in each case, with members, housing associates, or other third parties of which directors may serve as officers or directors. All such transactions are made in the ordinary course of the Bank's business and are subject to the same Bank policies as transactions with the Bank's members, housing associates, and third parties generally. For further information, see "Item 13 - Certain Relationships and Related Transactions, and Director Independence" of the Bank's 2010 Annual Report.

Item 5.07 Submission of Matters to a Vote of Security Holders.

On November 7, 2011, the Bank tallied the preliminary voting results for the 2011 Director Election, which the Board declared final as described in Item 5.02 of this Current Report. Complete voting results are included in the director election results attached as Exhibit 99.2 to this Current Report, and are incorporated herein by reference.

Item 7.01 Regulation FD Disclosure.

On November 10, 2011, the Bank issued announcements to its members concerning the results of the 2011 Director Election as well as the information described under Item 2.02 of this Current Report. The announcements are attached as Exhibits 99.1 and 99.2 to this Current Report. The information set forth under Items 2.02, 5.02 and 5.07 is also furnished pursuant to this Item 7.01.

The information contained in Exhibits 99.1 and 99.2 shall not be deemed "filed" for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), or otherwise subject to the liability of that section, and shall not be incorporated by reference into any registration statement or other document filed under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

Item 9.01 Financial Statements and Exhibits.

Exhibit Number 99.1         Dividend Announcement, dated November 10, 2011, issued by the Bank.
Exhibit Number 99.2        Director Election Results, dated November 10, 2011, issued by the Bank.

SIGNATURE

Pursuant to the requirements of the Exchange Act, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Federal Home Loan Bank of Des Moines

November 10, 2011	By:	/s/ Richard S. Swanson

Name: Richard S. Swanson
Title: President and Chief Executive Officer

Exhibit Index

Exhibit No.	Description
99.1	Dividend Announcement
99.2	Director Election Results